UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

Federal Home Loan Bank of New York
 (Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, Floor 5, New York, New York	10178-0599
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-441-6616

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the “Report”) to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for year ended 2006 issued on April 3, 2007 appears below.

April 3, 2007

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

FHLBNY Produces Solid Results

I am pleased to report that the FHLBNY filed its 2006 Form 10-K with the Securities and Exchange Commission on March 29, 2007. (The Home Loan Bank’s Form 10-K filed with the SEC is available at the “EDGAR” portion of the SEC’s website at http://www.sec.gov/edgar.shtml.)

We achieved solid financial results in 2006. The average dividend rate for the four dividends paid out of 2006 net income was 6.06%. The total cash dividend paid in these four quarters was approximately $230 million, compared with approximately $184 million for 2005. Net income increased in 2006 and was approximately $285 million compared to $230 million for 2005. The $55 million year-over-year earnings improvement was a result of better spreads on investments along with increased earnings on our capital.

At the close of business on December 31, 2006, total assets for the FHLBNY were $81.7 billion compared to $85 billion at the end of 2005. The FHLBNY tightly manages to a risk/reward profile with the objective of generating sustainable and predictable earnings. We remain primarily a member-focused, advances-oriented Home Loan Bank: outstanding advances at December 31, 2006, totaled $59 billion, representing 72% of assets. We also maintain a low-risk, controlled, conservative approach to investing in mortgage-backed securities. In addition, MPF® member mortgage assets totaled $1.5 billion and represented 1.8% of assets at year end.

Retained earnings continue to be a major point of interest for the Home Loan Banks, our members, and the Federal Housing Finance Board (FHFB). Last year, the FHFB offered a proposed retained earnings rule. In response to comments from the Home Loan Bank stakeholders, the FHFB, led by Chairman Rosenfeld, indicated that the agency will propose a new risk-based capital rule later this year and expects the rule to be issued in a final form sometime in 2008. Chairman Rosenfeld has indicated that the Home Loan Banks have increased their retained earnings from $1.3 billion in 2003 to $3.2 billion in 2007.

As previously reported, the Federal Home Loan Bank of New York was set to meet the retained earnings rule proposed in 2006 and will likely be able to quickly meet the requirements of a future rule.

And as shown by the accompanying chart, the Home Loan Bank of New York holds retained earnings that represent just above 0.30% of our total assets. This places our Bank in the middle of the pack of the 12 Home Loan Banks in retained earnings held.

Retained earnings held by the Home Loan Bank of New York at year-end 2006 were $368.7 million compared to $291 million at the end of 2005. Retained earnings after the January 2006 dividend payment were approximately $301.7 million.

Washington Update

House Financial Services Committee Approves GSE Regulatory Relief Legislation

On March 28, 2006, the House Financial Services Committee approved, by a vote of 45 to 19, H.R. 1427, the Federal Housing Finance Reform Act of 2007. H.R. 1427 tracks closely with the reform bill (H.R. 1461) adopted by the House of Representatives in the previous Congress. And like that measure, H.R. 1427 treats the Federal Home Loan Banks fairly. It would establish a new independent GSE regulator for the housing Government Sponsored Enterprises. Enclosed is a summary of FHLBank provisions in H.R. 1427.

I am also pleased to report that Representatives from New Jersey and New York who sit on the Committee showed deep interest and concern with the impact that new legislation could have on our District and our members. We worked closely with our Delegation, and we are fortunate to be represented by such outstanding legislators. The eight members of Congress who sit on this Committee from the Second Home Loan Bank District are Gary L. Ackerman (D-NY), Scott Garrett (R-NJ), Peter T. King (R-NY), Carolyn B. Maloney (D-NY), Carolyn McCarthy (D NY), Gregory W. Meeks (D NY), Albio Sires (D-NJ), and Nydia M. Velazquez (D-NY).

We will continue to work closely with the members of Congress and their staffs, the Council of the Federal Home Loan Banks (the trade group that represents the Federal Home Loan Banks), as well as the ABA, ACB, and the ICBA to ensure that the legislation as finally adopted will permit the Federal Home Loan Bank System to continue to fulfill its mission of supporting the 8,100 member lenders to ensure that credit remains available for homes and businesses on Main Street.

The Home Loan Bank team wants to thank our members for your use of our products and services to expand the availability of mortgage credit, to compete effectively in your market, and to promote strong communities.

Sincerely,

Alfred A. DelliBovi
President

Enclosure

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1. Summary of FHLBank Provisions in H.R.1427

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

April 4, 2007

By: /s/ Patrick A. Morgan
Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
1	Summary of FHLBank Provisions in H.R. 1427